Exhibit 99.1
News Release

MEDIA CONTACT:	INVESTOR CONTACT:
Yunsun Wee	Helyn Corcos
Symantec Corporation	Symantec Corporation
310-449-7009	408-517-8324
ywee@symantec.com	hcorcos@symantec.com
Symantec Reports Solid Second Quarter Earnings
Results driven by performance across Consumer and Data Center Management groups; Company reaffirms fiscal year 2007 guidance
CUPERTINO, Calif. – Oct. 25, 2006 – Symantec Corp. (Nasdaq: SYMC) today reported results for the second quarter of fiscal year 2007, ended Sept. 29, 2006. GAAP revenue for the quarter was $1.262 billion and non-GAAP revenue was $1.275 billion. Non-GAAP revenue grew 7 percent over the comparable period a year ago.
GAAP Results: GAAP net income for the fiscal second quarter was $123 million, compared to a net loss of $251 million for the same quarter last year. Diluted earnings per share was $0.12, compared to a loss of $0.21 per share for the same quarter last year.
Non-GAAP Results: Non-GAAP net income for the fiscal second quarter was $259 million, compared to $273 million for the same quarter last year. Non-GAAP diluted earnings per share was $0.26, compared to diluted earnings per share of $0.23 for the same quarter last year. For a detailed reconciliation of our GAAP to non-GAAP results, please refer to the attached consolidated financial statements.
“Our results for the September quarter met the low end of our expectations,” said John W. Thompson, Symantec chairman and chief executive officer. “With the most challenging part of the fiscal year behind us, I believe our business remains healthy and we are poised to achieve our full-year financial targets.”
Financial Highlights
For the quarter, Symantec’s consumer business represented 31 percent of total revenue and grew 12 percent year-over-year. The enterprise business represented 69 percent of the total revenue and grew 5 percent year-over-year. The enterprise segment includes results from the Data Center Management, Security and Data Management, and Services groups.
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Symantec Reports Second Quarter Earnings

International revenues represented 50 percent of total revenue in the second quarter and grew 10 percent year-over-year. The Americas, including the United States, Latin America, and Canada, represented 55 percent of total revenue and increased 5 percent year-over-year. The Europe, Middle East, and Africa region represented 31 percent of total revenue for the quarter and grew 8 percent year-over-year. Asia Pacific/Japan revenue for the quarter represented 14 percent of total revenue and grew 11 percent year-over-year.
GAAP deferred revenue at the end of the September 2006 quarter was $2.228 billion. Non-GAAP deferred revenue at the end of the quarter reached $2.250 billion, growing almost 30 percent compared to the September 2005 quarter.
December Quarter Forecast
For the December 2006 quarter, GAAP revenue is estimated between $1.315 billion and $1.345 billion. GAAP diluted earnings per share for the December quarter is estimated between $0.14 and $0.15.
Non-GAAP revenue for the December quarter is estimated between $1.325 billion and $1.355 billion. Non-GAAP diluted earnings per share is estimated between $0.29 and $0.30.
Fiscal Year 2007 Forecast
Symantec is reaffirming its previously announced guidance for the fiscal year ending March 2007. GAAP revenue is estimated in the range of $5.1 billion to $5.3 billion. GAAP diluted earnings per share for the fiscal year ending March 2007 is estimated between $0.46 and $0.56.
Non-GAAP revenue is estimated in the range of $5.2 billion to $5.4 billion. Non-GAAP diluted earnings per share is estimated between $1.06 and $1.16.
Quarterly Highlights
•	Symantec signed 280 contracts worldwide worth more than $300,000 each, including 66 worth more than $1 million each, during the quarter. Of those 280 contracts, 76 percent were multiple product deals.

•	Symantec signed new or extended agreements with the following customers: Kelly Services, Inc., a Fortune 500 provider of staffing solutions; Lee Enterprises, Inc., the country’s fourth largest newspaper group with 56 dailies and online sites in 23 states; Wintrust Financial Corp., a financial services holding company with assets in excess of $8 billion; Marathon Petroleum Co. LLC, the nation’s fifth largest petroleum refiner; Texas Children’s Hospital, an internationally recognized full-care pediatric hospital nationally ranked in the top five among childrens hospitals; DeVry University, which provides rigorous, career-oriented undergraduate and graduate degree programs; The Florida Turnpike Authority, which manages a user-financed, limited-access toll road that runs 312 miles, through 11 counties in Florida; Wayne St. University, the nation’s 28th-largest enrollment university headquartered in Detroit, Michigan; SEI Investments Co. , a leading global provider of outsourced asset management, investment processing and investment operations solutions; Liaoning Mobile, Zhejiang Mobile and Guangdong Mobile, subsidiaries of China Mobile Ltd., the leading mobile services provider in China; PT Excelcomindo Pratama, Tbk, the preferred information and communication technologies provider in Indonesia; and Freehills, which provides commercial legal advice across Asia Pacific.
Conference Call
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Symantec Reports Second Quarter Earnings

Symantec has scheduled a conference call for 5 p.m. ET/2 p.m. PT today to discuss the fiscal second quarter, ended Sept. 29, 2006, and to review guidance for the fiscal year 2007. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest/index.html. To listen to the live call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. A replay and script of our officers’ remarks will be available on the investor relations’ home page shortly after the call is completed.
About Symantec
Symantec is the world leader in providing solutions to help individuals and enterprises assure the security, availability, and integrity of their information. Headquartered in Cupertino, Calif., Symantec has operations in 40 countries. More information is available at www.symantec.com.
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NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in U.S. dollars and are valid only in the United States.
Symantec and the Symantec Logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.
FORWARD-LOOKING STATEMENTS: This press release contains statements regarding our financial and business results, which may be considered forward-looking within the meaning of the U.S. federal securities laws, including statements relating to projections of future revenue and earnings per share for the third quarter and year of fiscal 2007, and projections of deferred revenue, amortization of acquisition related intangibles and stock-based compensation. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: maintaining customer and partner relationships; the anticipated growth of certain market segments, particularly with regard to security and storage; the competitive environment in the software industry; changes to operating systems and product strategy by vendors of operating systems; fluctuations in currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in the Risk Factors section of our Form 10-K for the year ended March 31, 2006 and our Form 10-Q for the quarter ended June 30, 2006. We assume no obligation to update any forward-looking information contained in this press release.
USE OF NON-GAAP FINANCIAL INFORMATION: Our results of operations have undergone significant change due to a series of acquisitions, the impact of SFAS 123(R) and other corporate events. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information, on the investor relations page of our Web site at www.symantec.com/invest/center.html.
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SYMANTEC CORPORATION
Consolidated Balance Sheets
(In thousands, except per share data)

	September 30,	March 31,
	2006	2006
	(unaudited)
ASSETS
Current assets:
Cash and short-term investments	$2,954,223	$2,865,802
Trade accounts receivable, net	561,831	670,937
Inventories	40,451	48,687
Current deferred income taxes	125,763	131,833
Other current assets	190,077	190,673

Total current assets	3,872,345	3,907,932
Property and equipment, net	991,818	946,217
Acquired product rights, net	1,067,766	1,238,511
Other intangible assets, net	1,339,779	1,440,873
Goodwill	10,335,004	10,331,045
Other long-term assets	81,331	48,605

	$17,688,043	$17,913,183

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Convertible subordinated notes	$—	$512,800
Accounts payable	166,844	167,135
Accrued compensation and benefits	266,240	277,170
Current deferred revenue	1,906,148	1,915,179
Other accrued expenses	172,947	185,882
Income taxes payable	262,523	419,401

Total current liabilities	2,774,702	3,477,567
Convertible senior notes	2,100,000	—
Long-term deferred revenue	321,870	248,273
Long-term deferred tax liabilities	248,700	493,956
Other long-term obligations	21,471	24,916
Stockholders’ equity:
Common stock	9,413	10,409
Capital in excess of par value	10,759,857	12,426,690
Accumulated other comprehensive income	176,981	146,810
Deferred stock-based compensation	—	(43,595)
Retained earnings	1,275,049	1,128,157

Total stockholders’ equity	12,221,300	13,668,471

	$17,688,043	$17,913,183

SYMANTEC CORPORATION
GAAP Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Net revenues	$1,262,073	$1,055,864	$2,521,159	$1,755,806
Cost of revenues:
Cost of revenues	218,897	183,970	432,059	289,752
Amortization of acquired product rights	85,338	129,472	172,949	140,485

Cost of revenues	304,235	313,442	605,008	430,237
Gross profit	957,838	742,422	1,916,151	1,325,569
Operating expenses:
Sales and marketing	462,551	406,131	926,988	618,046
Research and development	221,906	194,076	438,168	286,414
General and administrative	80,366	61,548	159,847	92,810
Amortization of other intangible assets	50,479	48,309	101,093	50,048
Acquired in-process research and development	—	284,000	—	284,000
Restructuring	6,220	1,452	19,478	4,926
Integration	—	5,253	—	13,154
Patent settlement	—	—	—	2,200

Total operating expenses	821,522	1,000,769	1,645,574	1,351,598
Operating income (loss)	136,316	(258,347)	270,577	(26,029)
Interest and other income, net	50,566	39,963	78,200	62,721
Interest expense	(8,053)	(7,503)	(14,731)	(7,503)

Income (loss) before income taxes	178,829	(225,887)	334,046	29,189
Provision for income taxes	55,395	25,441	115,821	81,884

Net income (loss)	$123,434	$(251,328)	$218,225	$(52,695)

Net income (loss) per share — diluted	$0.12	$(0.21)	$0.21	$(0.06)

Shares used to compute net income (loss) per share — diluted	987,916	1,172,130	1,018,427	941,727

SYMANTEC CORPORATION
Reconciliation of Consolidated Statements of
Operations to Non-GAAP Statements of Operations
(In thousands, except per share data)
(Unaudited)

			Three Months Ended		Six Months Ended
			September 30,		September 30,
			2006	2005	2006	2005
NET REVENUES:
GAAP net revenues			$1,262,073	$1,055,864	$2,521,159	$1,755,806
Fair value adjustment to Veritas deferred revenue	(A	)	12,985	136,280	35,267	136,280
Veritas net revenue	(B	)	—	—	—	559,258

Non-GAAP net revenue			$1,275,058	$1,192,144	$2,556,426	$2,451,344

NET INCOME (LOSS):
GAAP net income:			$123,434	$(251,328)	$218,225	$(52,695)
Fair value adjustment to Veritas deferred revenue	(A	)	12,985	136,280	35,267	136,280
Amortization of acquired product rights	(C	)	85,338	129,472	172,949	212,636
Executive incentive bonuses	(D	)	1,083	3,052	3,057	3,052
Stock-based compensation	(E	)	45,810	13,389	82,670	21,808
Restructuring	(F	)	6,220	1,452	19,478	4,926
Integration	(G	)	—	5,253	—	24,831
Amortization of other intangible assets	(H	)	50,479	48,309	101,093	96,812
Patent settlement	(I	)	—	—	—	2,200
Gain on sale of strategic investments	(J	)	—	—	—	(732)
Proposed Veritas SEC legal settlement	(K	)	—	—	—	30,000
Acquired in-process research and development	(L	)	—	284,000	—	284,000
Gain on sale of building	(M	)	(16,768)	—	(16,768)	—
Income tax effect on above items	(N	)	(49,868)	(97,107)	(109,557)	(166,225)
Veritas net loss	(O	)	—	—	—	(13,492)

Non-GAAP net income			$258,713	$272,772	$506,414	$583,401

NET INCOME (LOSS) PER SHARE — DILUTED:
GAAP net income (loss) per share			$0.12	$(0.21)	$0.21	$(0.06)
Stock-based compensation adjustment per share	(E	)	0.04	0.01	0.07	0.02
Other non-GAAP adjustments per share			0.10	0.43	0.22	0.64

Non-GAAP net income per share			$0.26	$0.23	$0.50	$0.60

SHARES USED TO COMPUTE NET INCOME PER SHARE — DILUTED:
GAAP Shares used to compute net income per share			987,916	1,172,130	1,018,427	941,727
Additional Non-GAAP diluted shares*			—	32,922	—	29,315

Non-GAAP Shares used to compute net income per share			987,916	1,205,052	1,018,427	971,042

*	Excluded from the shares used to compute the dilutive GAAP net loss per share because the effect was antidilutive.

The non-GAAP financial measures included in the table above are non-GAAP net revenue, non-GAAP net income and non-GAAP net income per share, which adjust for the following items: business combination accounting entries, expenses related to acquisitions, stock-based compensation expense, restructuring charges and charges related to the amortization of other intangible assets, and certain other items. We believe that the presentation of these non-GAAP financial measures is useful to investors, and such measures are used by our management, for the reasons associated with each of the adjusting items as described below.

(A)	Fair value adjustment to Veritas deferred revenue. We include revenue associated with Veritas deferred revenue that was excluded as a result of purchase accounting adjustments to fair value because we believe they are reflective of ongoing operating results.

(B)	Veritas’ net revenue. This amount represents Veritas’ net revenue for the three months ended March 31, 2005. We include Veritas’ net revenue because we believe it is useful in comparing the ongoing operating results of the combined company with pre-merger results of the two companies.

(C)	Amortization of acquired product rights. The amounts recorded as amortization of acquired product rights arise from prior acquisitions and are non-cash in nature. We exclude these expenses because we believe they are not reflective of ongoing operating results in the period incurred and are not directly related to the operation of our business.

(D)	Executive incentive bonuses. Consists of bonuses related to the Veritas acquisition and executive sign-on bonuses for newly hired executives. We exclude these amounts because they arise from prior acquisitions and other infrequent events and we believe they are not directly related to the operation of our business. For the three and six months ended September 30, 2006 and 2005, executive incentive bonuses were allocated as follows:

	Three months ended		Six months ended
	September 30,		September 30,
	2006	2005	2006	2005
	(In thousands)
Sales and marketing	$536	$770	$1,213	$770
Research and development	380	757	1,244	757
General and administrative	167	1,525	600	1,525

Total executive incentive bonuses	$1,083	$3,052	$3,057	$3,052

(E)	Stock-based compensation. Consists of expenses for employee stock options, restricted stock units, and employee stock purchase plan determined in accordance with APB 25 and SFAS 123(R) pre and post adoption of SFAS 123(R) on April 1, 2006, respectively. We exclude these stock-based compensation expenses because they are non-cash expenses that we believe are not reflective of ongoing operating results. Further, we believe it is useful to investors to understand the impact of the application of SFAS 123(R) to our results of operations. For the three and six months ended September 30, 2006 and 2005, stock-based compensation was allocated as follows:

	Three months ended	Six months ended
	September 30,	September 30,
	2006	2006
	(in thousands)
Cost of revenues	$5,182	$9,164
Sales and marketing	17,105	31,292
Research and development	16,907	31,004
General and administrative	6,616	11,210

Total stock-based compensation expenses	$45,810	$82,670

	Three months ended			Six months ended
	September 30,			September 30,
	2005			2005
	Symantec	Veritas	Total	Symantec	Veritas	Total
	(in thousands)			(In thousands)
Cost of revenues	$—	$—	$—	$—	$901	$901
Sales and marketing	4,457	—	4,457	5,263	1,482	6,745
Research and development	6,763	—	6,763	7,868	2,062	9,930
General and administrative	2,169	—	2,169	3,043	1,189	4,232

Total stock-based compensation expenses	$13,389	$—	$13,389	$16,174	$5,634	$21,808

(F)	Restructuring. These amounts arise from severance, benefits, outplacement services, and excess facilities resulting from our company restructurings and we believe they are not directly related to the operation of our business.
(G)	Integration. Consists of expenses incurred for consulting services and other professional fees associated with the integration activities for our acquisition of Veritas. These expenses arose from a specific prior acquisition and we believe they are not directly related to the operation of our business. Operating expenses for the three and six months ended September 30, 2006 did not include integration expenses. For the three and six months ended September 30, 2005, integration expenses were allocated as follows:

	Three months ended			Six months ended
	September 30,			September 30,
	2005			2005
	Symantec	Veritas	Total	Symantec	Veritas	Total
	(in thousands)			(in thousands)
Cost of revenues	$—	$—	$—	$—	$1,057	$1,057
Sales and marketing	780	—	780	2,337	3,094	5,431
Research and development	383	—	383	1,157	2,700	3,857
General and administrative	4,090	—	4,090	9,660	4,826	14,486

Total integration included in operating expenses	$5,253	$—	$5,253	$13,154	$11,677	$24,831

(H)	Amortization of other intangible assets. The amounts recorded as amortization of other intangible assets arise from prior acquisitions and are non-cash in nature. We exclude these expenses because we believe they are not reflective of ongoing operating results in the period incurred and not directly related to the operation of our business.

(I)	Patent settlement. On May 12, 2005, we resolved the Altiris patent litigation matter with a cross-licensing agreement that resolved all legal claims between the companies. We exclude the amount of this settlement that was attributed to benefits in and prior to the period in which the settlement was reached because it arose from a specific litigation matter and we believe it is not directly related to the operation of our business.

(J)	Gain on sale of strategic investments. We have equity investments in privately held companies for business and strategic purposes. We exclude the gain on sale of strategic investments because we believe it is not reflective of ongoing operating results in the period incurred and is not directly related to the operation of our business.

(K)	Proposed Veritas SEC legal settlement. Prior to our acquisition of Veritas, Veritas accrued a $30 million penalty based on settlement discussions with the SEC.

(L)	Acquired in-process research and development. The amounts recorded as acquired in-process research and development arise from prior acquisitions and are non-cash in nature. We exclude these expenses because we believe they are not reflective of ongoing operating results in the period incurred and not directly related to the operation of our business.

(M)	Gain on sale of building. During the September 2006 quarter, we sold our Milpitas land and buildings for a gain. We exclude the gain on sale of the building because we believe it is not reflective of ongoing operating results in the period incurred and is not directly related to the operation of our business.

(N)	Income tax effect on above items. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP adjustments on non-GAAP operating income.

(O)	Veritas net income. This amount represents Veritas net income for the three months ended March 31, 2005. We include Veritas net income because we believe it is useful in comparing the ongoing operating results of the combined company with pre-merger results of the two companies.

SYMANTEC CORPORATION
Reconciliation of GAAP Revenue Components to Non-GAAP Revenue Components
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30, 2006				Three Months Ended September 30, 2005
	GAAP	Non-GAAP			GAAP	Non-GAAP
	Symantec	Adjustments		Non-GAAP	Symantec	Adjustments		Non-GAAP

Net Revenues	$1,262,073	$12,985	A	$1,275,058	$1,055,864	$136,280	A	$1,192,144

Revenue By Segment:
Security and Data Management	$479,734	$3,829	A	$483,563	$430,969	$46,509	A	$477,478
Data Center Management	$332,945	$9,156	A	$342,101	$229,498	$86,470	A	$315,968
Services	$54,626	$—	A	$54,626	$44,470	$3,300	A	$47,770
Consumer	$394,702	$—	A	$394,702	$350,933	$—	A	$350,933
Other	$66	$—	A	$66	$(6)	$1	A	$(5)

Revenue by Geography:
Americas (*)	$697,128	$9,072	A	$706,200	$576,559	$95,047	A	$671,606
EMEA	$387,254	$3,166	A	$390,420	$329,157	$31,115	A	$360,272
Asia Pacific/Japan	$177,691	$747	A	$178,438	$150,148	$10,118	A	$160,266

Total U.S. Revenue	$629,255	$8,660	A	$637,915	$523,920	$89,853	A	$613,773
Total International Revenue	$632,818	$4,325	A	$637,143	$531,944	$46,427	A	$578,371
We believe the non-GAAP revenue measures set forth above are useful to investors, and such items are used by our management, because revenue associated with Veritas deferred revenue that was excluded as a result of purchase accounting adjustments to fair value is reflective of ongoing operating results.

*	The Americas revenue includes the U.S., Latin America, and Canada.
Footnotes:
A	To include Veritas’ deferred revenue that was excluded as a result of adjustments to fair value.

SYMANTEC CORPORATION
Reconciliation of GAAP deferred revenue
to non-GAAP deferred revenue
(Unaudited)

	September 30, 2006	September 30, 2005
Deferred revenue reconciliation
GAAP deferred revenue	$2,228,018	$1,512,009

Add back:
Fair value adjustment to Veritas deferred revenue (*)	22,263	226,337

Non-GAAP deferred revenue (**)	$2,250,281	$1,738,346

(*)	Fair value adjustment to Veritas deferred revenue. We include revenue associated with Veritas deferred revenue that was excluded as a result of purchase accounting adjustments to fair value because we believe it is reflective of ongoing operating results.

(**)	We believe that providing the non-GAAP item set forth above is useful to investors, and such item is used by our management, for the reasons associated with the adjusting item as described above.

SYMANTEC CORPORATION
Reconciliation of projected GAAP revenue and earnings per share to non-GAAP revenue and earnings per share
(Unaudited)

	Q3 FY’07	FY’07
Revenue reconciliation (in billions)
GAAP revenue range	$1.315 - $1.345	$5.100 - $5.300

Add back:
Fair value adjustment to Veritas deferred revenue (1)	$0.010	$0.100

Non-GAAP revenue range*	$1.325 - $1.355	$5.200 - $5.400

Earnings per share reconciliation
GAAP earnings per share range	$0.14 - $0.15	$0.46 - $0.56

Add back:
Stock-based compensation (2)	$0.04	$0.12
Fair value adjustment to Veritas deferred revenue and amortization	$0.11	$0.48
of acquired product rights and other intangible assets (1,3)

Non-GAAP earnings per share range*	$0.29 - $0.30	$1.06 - $1.16

*	We believe that providing a forecast of the non-GAAP items set forth above is useful to investors, and such items are used by our management, for the reasons associated with each of the adjusting items as described below.

(1)	Fair value adjustment to Veritas deferred revenue. We include revenue associated with Veritas deferred revenue that was excluded as a result of purchase accounting adjustments to fair value because we believe they are reflective of ongoing operating results.

(2)	Stock-based compensation. Consists of expenses for employee stock options, restricted stock units, and employee stock purchase plan determined in accordance SFAS 123(R). We exclude these stock-based compensation expenses because they are non-cash expenses that we believe are not reflective of ongoing operating results. Further, we believe it is useful to investors to understand the impact of the application of SFAS 123(R) to our results of operations.

(3)	Amortization of acquired product rights and other intangible assets. The amounts recorded as amortization of acquired product rights and other intangible assets arise from prior acquisitions and are non-cash in nature. We exclude these expenses because we believe they are not reflective of ongoing operating results in the period incurred and not directly related to the operation of our business.